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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     May 31, 1996



                          Century Communications Corp.
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             (Exact name of registrant as specified in its charter)


                                     1-9676
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                            (Commission File Number)



               New Jersey                                     06-1158179
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       (State other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                   Identification Number)



           50 Locust Avenue
         New Canaan, Connecticut                               06840
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         (Address of principal                               (Zip Code)
          executive offices)



Registrant's telephone number, including area code     (203) 972-2000



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          (Former name or former address, if changed since last report)


                               Page 1 of __ Pages
                             Exhibit Index on Page 4

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Item 2. Acquisition or Disposition of Assets

        (a) On May 31, 1996, Century Communications Corp. (the "Company") acquired from ML Media Partners, L.P. (the "Seller") cable television systems serving Anaheim, Hermosa Beach/Manhattan Beach, Fairfield and Rohnert Park/Yountville, California (collectively, the "Systems") for an aggregate purchase price of approximately $286 million (subject to post-closing adjustment) in cash. The purchase price was determined by arms'-length negotiations between the parties and was funded by available bank lines of credit with Citibank, N.A., as agent. At May 31, 1996, such systems served an aggregate of approximately 139,000 primary basic subscribers. The Company and the Seller, through their respective subsidiaries, jointly own (50% each) a joint venture that operates cable television systems in Puerto Rico.

        (b) The assets of the Seller acquired by the Company consisted of those assets related to the operation of the business of the Systems. The primary tangible assets acquired were the property, plant and equipment used to provide cable television services. The Company will continue to use such assets in the manner in which they were previously used by the Seller.


Item 7. Financial Statements and Exhibits

(a),(b) Financial Statements of Business Acquired/Pro Forma Financial
Information.

        It is impracticable for the Company to provide the required financial statements for the ML California Cable Division of the Seller which includes the Systems (the "Division") at the time of the filing of this Current Report on Form 8-K primarily because financial statements for the Division were not maintained and pro forma financial statements are not currently available. Due to the complexity of preparing such financial statements and pro forma information, the Company will require additional time to prepare such material. The Company presently believes such information can be completed and filed under cover of an amendment hereto within sixty (60) days after the due date of this Current Report on Form 8-K.

        Reference is made to the Company's Current Report on Form 8-K dated May 15, 1995 with respect to the Company's acquisition of the Systems which contains further financial information with respect thereto.

(c)     Exhibits.

        (1) Asset Purchase Agreement, dated November 28, 1994, by and between ML Media Partners, L.P. and Century Communications Corp.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CENTURY COMMUNICATIONS CORP.


                                     By:/s/ Scott N. Schneider
                                        ---------------------------------------
                                     Name:   Scott N. Schneider
                                     Title:  Senior Vice President, Treasurer
                                             and Chief Accounting Officer


Date: June 13, 1996


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                                  EXHIBIT INDEX


Exhibit No.                           Description


(1) Asset Purchase Agreement, dated November 28, 1994, by and between ML Media Partners, L.P. and Century Communications Corp.




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